Exhibit 10.7

Agreement to Amend Notes and Warrants

This Agreement to Amend Notes and Warrants (this “Agreement”) is made as of July 22, 2010, by and between DayStar Technologies, Inc., a Delaware corporation (the “Company”), and                      (the “Holder”).

WHEREAS, the Company and the Holder are parties to (i) a Secured Convertible Promissory Note in the original principal amount of $         dated                      (the “Note”) and (ii) a Warrant to purchase          shares (following the adjustment for the Company’s 9:1 reverse stock split effective May 2010) of the Company’s common stock, dated                      (the “Warrant”); and

WHEREAS, the Company and Holder desire to extend the maturity date and amend other provisions of the Note; and

WHEREAS, the Company and Holder have agreed that, in consideration for the extension of the maturity date and other modifications of the Note, the exercise price of the Warrant shall be reduced; and

WHEREAS, the Company and the Holder desire to amend the Note and the Warrant to reflect their agreement.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Amendment to Note. The parties agree that the Note is hereby amended as follows: the first sentence of Section 3.a. of the Note is hereby deleted in its entirety and the following substituted in its place:

“All principal and all unpaid accrued interest that has not been converted into Capital Stock pursuant to Section 2 above shall be due and payable on or before January 22, 2011 (the “Maturity Date”).”

2. Amendment to Warrant. The parties agree that the Warrant is hereby amended as follows: the last sentence of the first paragraph of the Warrant is hereby deleted in its entirety and the following substituted in its place:

“The price for each share of Common Stock purchased hereunder (as adjusted as set forth herein, collectively the “Warrant Shares”) is $1.25 per share until the expiration of this Warrant (as adjusted as set forth herein, the “Purchase Price”).”

3. No Other Amendments. Except as expressly set forth in this Agreement, the Note and Warrant shall remain in full force and effect, and all references to the Note or the Warrant from and after the date of this Agreement shall be deemed to be references to the Note or Warrant, as applicable, as amended by this Agreement. Nothing in this Agreement shall be understood or construed to be a satisfaction or release in whole or in part of the Note, the Warrant, the Security Agreement or the Security Interests. All terms and provisions of the Note, Warrant and Security Agreement, except as specifically modified in this Agreement, shall remain in full force and effect. This Agreement is a modification of the existing Loan. Company and Holder expressly agree that their intent is to modify the Loan and this Agreement does not constitute and shall not be construed as a novation of the Note, the Warrant , the Security Agreement, or any other Loan Document. In the event of a conflict between the terms and provisions of this Agreement and those of the Note, the Warrant and Security Agreement, the terms and provisions of this Agreement shall govern and control.

4. Confirmation of NASDAQ Requirements. The parties agree that to the extent the modifications to the Note and Warrant made pursuant to this Agreement may result in the issuance by the Company of shares of its Common Stock in violation of stockholder approval requirements of Nasdaq Stock Market Rule 5635, the Company shall not issue such shares without first complying with such rule.

5. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to conflict of laws principles that would require the application of the laws of any other jurisdiction. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DayStar Technologies, Inc.

By:
Name:
Title:

By:
Name:
Title:

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